Exhibit 10.10.1

Execution Version

Dated 27 May 2016

GE Capital Bank AG

Heinrich-von-Brentano-Str. 2, 55130 Mainz, Germany

and

Constellium Valais S.A. Sierre,

3960 Sierre,

AMENDEMENT AGREEMENT

to a Factoring Agreement (dated 16 December 2010)

Execution Version

This Amendment Agreement (the “Agreement”) is dated 27 May 2016, and entered into between

(1)	GE CAPITAL BANK AG, Heinrich-von-Brentano-Str. 2, 55130 Mainz, Germany, (hereafter referred to as “GE CAPITAL”); and

(2)	Constellium Valais S.A., Sierre, a société anonyme incorporated under the laws of Switzerland with registered address at 3960 Sierre, registered under number CH-626.3.000.048-9. (hereafter referred to as the “Originator”).

GE CAPITAL and the Originator are hereafter referred to as the “Parties”.

WHEREAS:

(1)	GE CAPITAL as purchaser and the Originator as seller entered into a factoring agreement on 16 December 2010, pursuant to which the Originator sells certain receivables to GE CAPITAL (the “Factoring Agreement”).

(2)	GE CAPITAL has entered into a factoring agreement with Constellium Extrusions Deutschland GmbH, a limited liability company, with registered office at Bildstraße 4, 74564 Crailsheim, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Ulm under register number HRB 670619, on 16 December 2010 and has also entered into a factoring agreement with Constellium Singen GmbH, a limited liability company, with registered office at Alusingen-Platz 1, 78224 Singen, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Freiburg under register number HRB 540034, on 16 December 2010 (amended and restated on 26 March 2014) and has also entered into a factoring agreement with Constellium Extrusions Decin s.r.o., a company incorporated and existing under the laws of the Czech Republic, with its registered office at Ùsteckà 751/37, Děčin V-Rozbělesy, 405 02 Děčin, Czech Republic, identification number 183 80 654, registered in the Commercial Register maintained by the Regional Court in Ùsti nad Labem under file number C 301, on 26 June 2015.

(3)	On 26 June 2015, GE CAPITAL has entered into Amendment Agreements with the Originator, Constellium Extrusions Deutschland GmbH, Constellium Singen GmbH and Constellium Extrusions Decin s.r.o. to set a total aggregate Maximum Commitment under the Factoring Agreement and the respective other factoring agreements.

(4)	GE CAPITAL will enter into a factoring agreement on or about the date hereof with Constellium Rolled Products Singen GmbH & Co. KG, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Freiburg i.Br., with registration number HRA 704399, having its registered seat at Alusingen-Platz 1, 78224 Singen, Germany.

(5)	In the context of the factoring agreement to be entered into between GE CAPITAL and Constellium Rolled Products Singen GmbH & Co. KG, the Parties have agreed to amend the Factoring Agreement with respect to the Maximum Commitment (as defined in the Factoring Agreement).

Execution Version

GE CAPITAL and the Originator have agreed to enter into this Agreement in order to amend the Factoring Agreement in accordance with this Agreement.

1.	Definitions

Terms in italics have the meaning ascribed to them in the Factoring Agreement, unless otherwise defined herein.

2.	Amendment to the Factoring Agreement

Schedule 1 (Terms and Conditions) clause 4 (Maximum Commitment) shall be amended in whole and read as follows:

“GE CAPITAL will set a maximum limit for each of Constellium Singen GmbH, Constellium Extrusions Deutschland GmbH, Constellium Valais S.A, Constellium Extrusions Děčin s.r.o. and Constellium Rolled Products Singen GmbH & Co. KG whereby the total aggregate Maximum Commitment under the respective factoring agreements between GE CAPITAL and Constellium Singen GmbH, Constellium Extrusions Deutschland GmbH, Constellium Valais S.A., Constellium Extrusions Děčin s.r.o. and Constellium Rolled Products Singen GmbH & Co. KG amounts to 115.000.000.00 EUR (one hundred fifteen million Euro) and the Maximum Commitment for Constellium Extrusions Déćin s.r.o. may not exceed 15.000.000,00 EUR (fifteen million Euro). The respective Maximum Commitment can be changed upon request of the respective originator(s).”

3.	PARTIAL INVALIDITY; WAIVER

3.1	Invalidity

If any provision of this Agreement should be or become invalid or unenforceable in whole or in part, this shall not affect the validity or enforceability of the remaining provisions hereof. The invalid or unenforceable provision shall be deemed replaced by that provision which best meets the intent and the economic purpose of the void or unenforceable provision.

3.2	Waiver

No failure to exercise, nor any delay in exercising, on the part of the Originator or GE CAPITAL, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

Execution Version

4.	APPLICABLE LAW; JURISDICTION

4.1	Applicable Law

This Agreement and all obligations arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

4.2	German Courts

The courts of Mainz have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

Execution Version

SIGNATORIES

GE CAPITAL BANK AG

Signed by:	Philipp Schiemann	Michael Homischer

Title:	Team Leader Large Clients	Deputy Team Leader Large Clients

Constellium Valais S.A. Sierre

Signed by:	MARK KIRKLAND

Title:	GROUP TREASURER & AUTHORIZED SIGNATORY